UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 17, 2007
WESCO International, Inc.
(Exact name of registrant as specified in its charter)
Commission file number 001-14989

Delaware	25-1723345
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

225 West Station Square Drive
Suite 700
Pittsburgh, Pennsylvania 15219	(412) 454-2200
(Address of principal executive offices)	(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.
     On December 14, 2007, WESCO Distribution, Inc. (“WESCO Distribution”), a wholly-owned subsidiary of WESCO International, Inc. (the “Company”), entered into an amendment of its existing revolving credit facility (the “Revolving Credit Facility”) pursuant to the terms and conditions of the Second Amendment to Third Amended and Restated Credit Agreement, dated as of December 14, 2007 (the “Amendment”). The Amendment increases the borrowing limit under the Canadian Revolving Credit Facility from $65 million to $75 million, increases the Canadian letter of credit subfacility from $5 million to $10 million, allows for the disposition of the Company’s LADD operations, a part of Carlton Bates Company, which was acquired in September 2005 and extends the term of the Revolving Credit Facility to November 1, 2013.
     The foregoing is a summary of the material terms and conditions of the Amendment and not a complete discussion of the document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Amendment which will be attached to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.
Item 8.01 — Other Events.
     The Company announced today that it has entered into a strategic arrangement with Deutsch Engineered Connecting Devices, Inc. (“Deutsch”) with respect to the Company’s LADD operations. LADD is engaged in the distribution of specialized severe duty industrial connectors. LADD has been a master distributor of Deutsch connectors in the United States for over 20 years and has annual sales of approximately $100 million. Under the strategic arrangement, the Company and Deutsch will work together to further penetrate existing customers in the specialized heavy-duty connector market, and to accelerate growth in new markets segments and new products.
     Under the terms of the strategic arrangement, the Company and Deutsch will enter into a joint venture in which Deutsch will initially own a 60% interest and the Company will own a 40% interest, and Deutsch will pay to the Company aggregate consideration of approximately $75 million. Deutsch is entitled, but not obliged, to acquire the remaining 40% after January 1, 2010.
     The consideration received by the Company from Deutsch will be utilized to purchase shares of the Company’s common stock under its previously announced share repurchase program.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCO INTERNATIONAL, INC.
By:	/s/Stephen A. Van Oss
Stephen A. Van Oss
Senior Vice President and Chief Financial and Administrative Officer

Date: December 17, 2007